UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Liquidia Technologies, Inc. (the “Company”) approved the following 2019 base salaries and option grants and cash bonuses attributable to 2018 performance for the Company’s named executive officers as set forth below:

Name	Position	2019 Base Salary ($)		Cash Bonus ($)(1)	Number of Shares Underlying Stock Options (#)(2)(3)(4)
Neal Fowler	Chief Executive Officer and Director	$508,800	(5)	$235,200	96,500
Kevin Gordon	President and Chief Financial Officer	$450,000	(6)	$176,400	—
Robert Lippe	Chief Operations Officer	$421,500	(7)	$160,400	36,000

(1)                     The cash bonuses will be paid by the Company to the named executive officers in early March 2019 in accordance with the Company’s payroll and reflects the achievement of 98% of the Company’s 2018 corporate goals, as determined by the Compensation Committee.

(2)                     Grant date was February 5, 2019.

(3)                     The exercise price of $14.20 reflects the per share fair market value of the Company’s common stock, $0.001 par value per share (“Common Stock”), as determined by the closing price of the Company’s Common Stock on the Nasdaq Capital Market on February 5, 2019, the grant date.

(4)                     These options vest over four years with 25% of the shares of Common Stock underlying the options vesting on the one year anniversary of the date of grant and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on February 5, 2023.

(5)                     Represents a 6.0% increase in Mr. Fowler’s annual base salary; effective January 1, 2019.

(6)                     Equivalent to Mr. Gordon’s current annual base salary.  Mr. Gordon, the Company’s President and Chief Financial Officer, is expected to retire from these positions effective March 1, 2019.

(7)                     Represents a 3.0% increase in Mr. Lippe’s annual base salary; effective January 1, 2019.

The annual cash bonuses and stock options were awarded in the discretion of the Compensation Committee and were based on each named executive officer’s annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of each named executive officer. As a part of this performance evaluation, the Compensation Committee considered the achievement of the Company’s 2018 corporate goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2019	Liquidia Technologies, Inc.

	By:	/s/ Kevin Gordon
		Name:	Kevin Gordon
		Title:	President and Chief Financial Officer